UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2008
HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntington Center 41 South High Street
Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
           On May 6, 2008, Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), issued 69,000 shares of its 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), the terms of which are more fully described in the Articles Supplementary of the Company (the “Articles Supplementary”) filed with the State Department of Assessments and Taxation of Maryland on April 21, 2008 designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock.
           The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s Junior Stock (as defined below). Further, the Company’s ability to declare or pay dividends with respect to, or to redeem, purchase or acquire any of its Junior Stock or Parity Stock (as defined below) become subject to certain restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock during any dividend period. “Junior Stock” means the Company’s common stock and each other class or series of preferred stock the Company may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. “Parity Stock” means each class or series of preferred stock the Company may issue in the future the terms of which expressly provide that it will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company. The applicable restrictions are contained in the Articles Supplementary.
           A copy of the Articles Supplementary and the specimen certificate of the Series A Preferred Stock, which represents the form of certificate that will be issued to holders in the event certificates are ever issued, are attached as Exhibit 3.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.
Item 8.01. Other Events.
          On May 6, 2008, the Company completed the issuance and sale of 69,000 shares of its Series A Preferred Stock pursuant to the exercise of the Underwriters’ over-allotment option set forth in the Underwriting Agreement (the “Underwriting Agreement”) dated April 16, 2008 between the Company, on the one hand, and Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as representatives of the several underwriters named in Schedule I therein, on the other hand. The sale of the shares of Series A Preferred Stock was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-131143) filed with the Securities and Exchange Commission.
           A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 1.1 –	Underwriting Agreement dated April 16, 2008 between the Company, on the one hand, and Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as representatives of the several underwriters named in Schedule I therein, on the other hand, incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2008.

Exhibit 3.1 –	Articles Supplementary of the Company filed on April 21, 2008 with the State Department of Assessments and Taxation of Maryland classifying 575,000 shares of Serial Preferred Stock as shares of Series A Preferred Stock and designating the preference, limitations, voting powers and relative rights of the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed April 22, 2008.

Exhibit 4.1 –	Specimen certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: May 6, 2008	By:	/s/ Donald R. Kimble, Jr.
Donald R. Kimble, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated April 16, 2008 between the Company, on the one hand, and Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as representatives of the several underwriters named in Schedule I therein, on the other hand, incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2008.

Exhibit 3.1	Articles Supplementary of the Company filed on April 21, 2008 with the State Department of Assessments and Taxation of Maryland classifying 575,000 shares of Serial Preferred Stock as shares of Series A Preferred Stock and designating the preference, limitations, voting powers and relative rights of the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed April 22, 2008.

Exhibit 4.1	Specimen certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2008